UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 5, 2008
(Date of Earliest Event Reported)

Osteologix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-112754	32-0104570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Cox Road	23060
Glen Allen, Virginia	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 955-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2008, Osteologix, Inc. (the “Company”) entered into Amendment No. 2 to Employment Agreement (the “Amendment”) with Philip J. Young, the Company’s President and Chief Executive Officer. Pursuant to the Amendment, if the Company terminates Mr. Young without Cause or Mr. Young terminates his employment for Changed Circumstances, then Mr. Young shall receive severance and continuation of benefits for a period of twelve (12) months from the date of termination, rather than nine (9) months pursuant to Mr. Young’s employment agreement before the Amendment. Further, if the Company terminates Mr. Young without Cause or Mr. Young terminates his employment for Changed Circumstances following a Change in Control, then Mr. Young shall receive, in addition to severance and continuation of benefits, his pro rata Bonus Compensation to the date of termination.

The foregoing description does not purport to be complete and is qualified by the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

10.1	Amendment No. 2 to Employment Agreement by and between Osteologix, Inc. and Philip J. Young, dated June 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OSTEOLOGIX, INC.

Date: June 10, 2008	By: /s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer